                                                                   EXHIBIT 10.9


10 February 1998

Mr. Daniel S. Reale
1243 Adams Street, #309
Dorchester, MA 02124

Dear Dan:

Following our previous discussions and our most recent meeting we would like to extend to you the following offer of employment with Intracel Corporation:

Salary:            $200,000/ annually plus bonus

Title:             President OncoVax Division

Supervision/       Simon R. McKenzie, CEO
Reporting:

Start Date:        March 9, 1998

Responsibilities:  World-wide responsibility for the establishment and operation of hospital-based cancer centers for the treatment of colon cancer patients with the Company's active specific immunotherapy (OncoVax).

Incentive         You will receive 100,000 Incentive Stock Options at an
Stock Options:    exercise price of $750/share to vest in accordance with the following:

                  At Commencement of
                  Employment                                             25%

                  At 1st Anniversary                                     25%

                  At 2nd Anniversary                                     25%

                  At 3rd Anniversary                                     25%

                  Accelerated Vesting. If you achieve your first year's objectives, you will also vest 50% of the Year 2 Options. If you achieve your second year's objectives, you will also vest 100% of the Year 3 Options.

Mr. Daniel S. Reale
10 February 1998
Page Two

Performance Bonus        A bonus up to 50% of your annual salary will be paid
Incentives:              in connection with the establishment of the planned
                         number of cancer centers. An additional bonus of up to 50% of your annual salary will be paid in connection with the number of patients treated at the established cancer centers.

Performance              A performance review will be completed six months
Review:                  following commencement of employment with the Company
                         and annually, thereafter.

Vacation:                Three weeks per year.

Other Benefits:          You will become eligible for participation in the
                         following benefits following a 90-day waiting period:
                              [ ] The Company's Health Plan
                              [ ] The Cafeteria Plan and Trust
                              [ ] 401K Plan

Severance:               6 months

Housing Expenses:        The Company will reimburse you for all moving expenses
                         as and when they are incurred. The Company will work with you to provide reasonable assistance, if necessary, in connection with your relocation to the Rockville area. Company agrees to extend a $40,000 advance for such costs.

At the commencement of your employment, you will also be required to sign an Employment and Confidentiality Agreement under the terms of which you will agree, amongst other things, that everything you develop at Intracel will be the sole property of the Company and that you will not disclose any confidential or proprietary information to third parties.

As a condition of employment, you must meet the requirements of the Immigration Reform and Control Act of 1986. Employment is also contingent upon submitting to a drug screening test, for which a negative result is required.

Please review the terms of this offer carefully, call me with any questions, and if you are in agreement with these terms of employment, please return a signed duplicate copy of this offer letter to me indicating your acceptance. By signing this letter, you will agree that this

Mr. Daniel S. Reale
10 February 1998
Page Three


letters contains the entire agreement between Intracel Corporation and yourself and that you have not been offered, either verbally or in writing, any additional inducements or been made any other promises relating to your employment with the Company.

We are looking forward to a long and mutually rewarding relationship.

Sincerely yours,

Simon R. McKenzie
Chief Executive Officer

SRM:gcm

Acceptance:

  2/20/98                                   /s/ DANIEL S. REALE
-----------                             ------------------------------
   Date                                         Daniel S. Reale